POWER OF ATTORNEY

Know All by These Presents, that I, Wayne Andrews,

hereby make, constitute, and appoint Jerry P. Lehrman,

Robert J. Vold and John E. Nardecchia or any of them acting alone,

with full power of substitution and revocation, my true and lawful attorney for me and in my name to prepare, execute and file

with the Securities and Exchange Commission reports of my

beneficial ownership of shares of common stock of Norstan, Inc.,

giving my said attorney full power and authority to do

everything whatsoever necessary to be done in the

premises as fully as I could do if personally present,

and hereby ratify and confirm all that my said attorney or

his substitute or substitutes shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of

October, 2004.

/s/ Wayne Andrews

Wayne Andrews

Subscribed and sworn to before me

this 14th day of October, 2004.

/s/ Nancy Openshaw

Notary Public

State of Florida Collier County

Nancy Openshaw

Notary Public State of Florida

Comm DD0241256

Expires 8 13 2007

Bonded thru 800 432 4254

Florida Notary Assn., Inc.

Notary Public  State of Florida

My Commission Expires 1 31 2005